UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2022

NFiniTi inc.
(Exact name of registrant as specified in its charter)

Nevada	333-180164	99-0372611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Circuito Playa Del Carmen Av. Los Amores no. 400-68 Bucerias, Nayarit Mexico	63732
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +523221984348

AMERICAN OIL & GAS INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AO1XD	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01	Other Items

Our board of directors and major shareholder have approved a name change of our company from American Oil & Gas Inc. to NFiniTi inc.

Also, our company’s board of directors approved a resolution to effect a forward stock split of our authorized and issued and outstanding shares of common stock on a six (6) new shares for one (1) share held.  Upon effectiveness of the forward split, our authorized capital will be 450,000,000 shares of common stock and our issued and outstanding shares of common stock will increase from 20,000,000 to 120,000,000 shares of common stock, all with a par value of $0.001.

Certificate of Amendment to effect the forward split and the change of name was filed with the Nevada Secretary of State on December 30, 2021.

The name change and forward stock split were subsequently reviewed and approved by the Financial Industry Regulatory Authority (FINRA) with an effective date of April 5, 2022.  Also, effective April 5, 2022, our trading symbol will be AOIXD.  After 20 business days, the symbol will change.  Our new CUSIP number will be 02871P205.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on December 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFiniTi Inc.

/s/ Michael Noble
Michael Noble
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

Date: April 7, 2022

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